United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas		72211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Uniti Group Inc. (the “Company”) approved the Uniti Group Inc. Annual Short-Term Incentive Plan (the “Plan”), which will be administered by the Committee.  The Plan permits the Committee to award and pay cash bonuses to officers, employees and consultants of the Company or any of its subsidiaries or affiliates.  The Plan is designed to motivate, attract and retain qualified officers, consultants and other key employees and to promote the alignment of such persons’ interests with those of the Company’s stockholders.  The Plan provides the Committee authority to construe and interpret the Plan, make rules and regulations relating to the administration of the Plan, designate eligible persons to receive awards, establish the terms and conditions of the awards and make all other determinations necessary or advisable for the administration of the Plan. The Plan may be amended or terminated by the Committee in any respect at any time, but any amendment that must be approved the Company’s stockholders in order to comply with applicable laws or stock exchange rules will not be effective unless and until such approval has been obtained.  The Plan will continue indefinitely until terminated by the Committee, and no award will be made thereunder after such termination. Awards outstanding at the termination of the Plan will continue in accordance with their terms and will not be affected by such termination.

In connection with the adoption of the Plan, the Committee approved award opportunities for the Company’s President and Chief Executive Officer, Executive Vice President - Chief Financial Officer and Treasurer and Executive Vice President - General Counsel and Secretary for 2020 (the “NEOs”). The Committee approved the following threshold (i.e., minimum), target and superior payout opportunities, expressed as a percentage of base salary, that the NEOs will be eligible to receive under the Plan upon the achievement of certain performance goals during 2020:

	2020 Award Opportunities (as a percentage of base salary)
Name	Threshold	Target	Superior
Kenneth A. Gunderman President and Chief Executive Officer	75%	150%	225%
Mark A. Wallace Executive Vice President - Chief Financial Officer and Treasurer	75%	125%	175%
Daniel L. Heard Executive Vice President - General Counsel and Secretary	50%	100%	150%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary